Alexander & Baldwin, Inc. Reports First Quarter 2022 Results
Achieves 17% increase in Same-Store NOI and 38% increase in Core FFO per share over the prior year quarter

HONOLULU, May 5, 2022 /PRNewswire/—Alexander & Baldwin, Inc. (NYSE: ALEX) ("A&B" or "Company"), a Hawai‘i-based company focused on owning and operating high-quality commercial real estate in Hawai‘i, today announced financial results for the first quarter of 2022.
    Chris Benjamin, A&B president & chief executive officer stated: "Our commercial real estate ("CRE") business posted exceptional results in the first quarter, continuing to build on the momentum experienced since early last year. Tenant performance improved across our high-quality portfolio of grocery-anchored retail, industrial and ground lease assets and contributed to strong tenant collections, including collections of previously-reserved receivable balances. Robust leasing demand continued, with leasing spreads of 8.8% for new comparable leases, and total leased occupancy climbed 70 basis points from one year ago, to 94.5% at quarter end. As county and state COVID-related restrictions came to an end during March, the outlook for the balance of 2022 is strong."
"Progress also was made during the first quarter on our strategic agenda as we continued to capitalize on the favorable market for Hawai‘i real estate and monetize non-CRE assets. During the period, we closed on the sale of 3.9 acres at Maui Business Park II and approximately 173 acres of other non-core landholdings. At Grace Pacific, we are pleased with the improved results for the quarter and are optimistic for continued growth in earnings. Further, our strong and flexible balance sheet has enabled us to pivot toward growing our CRE portfolio and we are actively expanding our acquisitions pipeline."
"The excellent performance of our CRE business to start the year plus a favorable full-year outlook supports a one-cent increase in our quarterly dividend and a positive revision of our guidance. We are proud of the outstanding work of our employees and their commitment to driving superior portfolio performance as we focus on executing our growth strategy."
Financial Results for Q1 2022
•Net income available to A&B common shareholders and diluted earnings per share were $10.5 million and $0.14 per share, respectively, compared to $9.9 million and $0.14 per share in the same quarter of 2021.
•Nareit-defined Funds From Operations ("FFO") and FFO per-diluted share were $19.7 million and $0.27 per share, respectively, compared to $19.2 million and $0.26 per share in the same quarter of 2021.
•Core FFO and Core FFO per-diluted share were $20.8 million and $0.29 per share, respectively, compared to $15.4 million and $0.21 per share in the same quarter of 2021.
Commercial Real Estate (CRE) Highlights for Q1 2022
•CRE revenue of $46.1 million was $6.2 million, or 15.5%, more than the $39.9 million result in the same quarter of 2021.
•CRE NOI of $29.8 million was $4.5 million, or 17.8%, more than the $25.3 million result in the same quarter of 2021.
•Same-Store NOI of $29.6 million was $4.3 million, or 17.0%, more than the $25.3 million result in the same quarter of 2021.
•The Company executed a total of 69 standard leases, covering approximately 362,900 square feet of gross leasable area ("GLA"). Leasing spreads for all comparable leases were 3.2% portfolio-wide for the first quarter of 2022, and 8.8% for new comparable leases.
•Significant standard leases executed included:
◦A 180,900 square foot long-term renewal of the largest tenant at Pearl Highlands Center, sustaining the 99.8% leased occupancy of the property.
◦Two leases at Harbor Industrial totaling approximately 33,000 square feet of GLA.

◦A 26,500 square foot lease at Komohana Industrial Park, sustaining the 100% occupancy of the property.
◦Ten leases related to properties located in Kailua, including Aikahi Park Shopping Center, totaling approximately 11,600 square feet of GLA.
•Overall leased occupancy was 94.5% as of March 31, 2022, an increase of 70 basis points compared to March 31, 2021. Same-Store leased occupancy was 94.4% as of March 31, 2022, an increase of 60 basis points compared to March 31, 2021.
◦Both leased and Same-Store leased occupancy in the retail portfolio were 93.1% as of March 31, 2022, an increase of 120 basis points compared to March 31, 2021, primarily due to robust leasing activity at Pearl Highlands Center and The Shops at Kukui‘ula.
◦Both leased and Same-Store leased occupancy in the industrial portfolio were 98.0% as of March 31, 2022, an increase of 20 basis points compared to March 31, 2021, primarily due to positive incremental leasing activity at Harbor Industrial and Kaka‘ako Commerce Center.
CRE Redevelopment
•Aikahi Park Shopping Center redevelopment efforts continue on schedule toward a fourth quarter of 2022 target stabilization, with tenant build-out and additional refresh work underway to provide the surrounding residents and center visitors with a vibrant mix of community-focused dining, shopping and service options.
•Manoa Marketplace repositioning project has commenced and is in the design phase. Plans are to improve the visitor experience at this well-located neighborhood center while incorporating sustainable design and building elements.
•Work has commenced on the 1.3-megawatt rooftop solar installation at Pearl Highlands Center. This renewable energy project aligns with the Company's ESG commitment and goal of owning and operating sustainable properties, and represents the first of a pipeline of solar projects across our CRE portfolio.
Land Operations
•Operating loss and Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") were $0.1 million and $2.8 million, respectively, compared to operating profit of $11.4 million and Adjusted EBITDA of $11.7 million in the first quarter of 2021. First quarter 2022 results included settlement charges of $2.3 million related to certain benefit payments made from the master trust as a result of the pension plan termination process.
•The Company advanced monetization efforts in the first quarter of 2022, including the following disposition activity:
◦3.9 acres at Maui Business Park II
◦Approximately 173 acres of other non-core landholdings
Materials & Construction (M&C)
•M&C operating profit was $3.2 million in the first quarter of 2022, as compared to a $4.0 million loss in the first quarter of 2021.
•M&C Adjusted EBITDA was $4.1 million for the first quarter of 2022, as compared to $(1.4) million for the first quarter of 2021, with Grace Pacific contributing Adjusted EBITDA of $1.9 million and other M&C business adding $2.2 million for the quarter. The improved performance reflected the impact of higher paving activity, as well as elevated non-recurring income from a joint venture materials company.
•The Company continues to evaluate strategic options for the businesses within the M&C segment.
Balance Sheet, Market Value, Adjusted EBITDA and Liquidity
•As of March 31, 2022, the Company had an equity market capitalization of $1.7 billion and $522.2 million in total debt, for a total market capitalization of approximately $2.2 billion. The Company's debt-to-total market capitalization was 23.7% as of March 31, 2022. The Company's debt has a weighted-average maturity of 3.9 years, with a weighted-average interest rate of 4.1%. 100% of the Company's debt was at fixed rates.
•The Company reported consolidated Adjusted EBITDA of $143.1 million for the twelve-month period ended March 31, 2022, compared to $96.6 million for the same period ended March 31, 2021. Net Debt to TTM (trailing twelve months) consolidated Adjusted EBITDA was 3.4 times as of March 31, 2022, compared to 6.4 times for the same period last year.
•As of March 31, 2022, the Company had total liquidity of $482.6 million, consisting of cash on hand of $33.7 million and $448.9 million available on its committed line of credit.

Dividend
•The Company's Board declared a second quarter 2022 dividend of $0.20 per share, an increase of $0.01 per share, payable on July 6, 2022, to shareholders of record as of the close of business on June 17, 2022. This second consecutive quarterly dividend increase reflects strong first quarter CRE results and expected performance for the remainder of 2022.
2022 Full-Year Guidance
•The Company revised its annual 2022 guidance to reflect its improved outlook as follows:

2022 Guidance
	Revised	Prior
Core FFO per diluted share	$1.01 to $1.07	$0.94 to $1.00
CRE Same-Store NOI	2% to 4%	0% to 2%
CRE Same-Store NOI, excluding prior year reserve reversals	3% to 5%	2% to 4%

ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. (NYSE: ALEX) (A&B) is the only publicly-traded real estate investment trust to focus exclusively on Hawai‘i commercial real estate and is the state's largest owner of grocery-anchored, neighborhood shopping centers. A&B owns, operates and manages approximately 3.9 million square feet of commercial space in Hawai‘i, including 22 retail centers, 11 industrial assets and four office properties, as well as 141 acres of ground leases. A&B is expanding and strengthening its Hawai‘i CRE portfolio and achieving its strategic focus on commercial real estate by monetizing its remaining non-core assets. Over its 152-year history, A&B has evolved with the state's economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries. Learn more about A&B at www.alexanderbaldwin.com.

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Contact:
Brett A. Brown
(808) 525-8475
investorrelations@abhi.com

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
SEGMENT DATA & OTHER FINANCIAL INFORMATION
(amounts in millions, except per share data; unaudited)

	Three Months Ended March 31,
	2022	2021
Operating Revenue:
Commercial Real Estate	$46.1	$39.9
Land Operations	12.9	17.1
Materials & Construction	39.2	24.0
Total operating revenue	98.2	81.0
Operating Profit (Loss):
Commercial Real Estate	20.6	15.4
Land Operations	(0.1)	11.4
Materials & Construction	3.2	(4.0)
Total operating profit (loss)	23.7	22.8
Gain (loss) on disposal of commercial real estate properties, net	—	0.2
Interest expense	(5.7)	(7.0)
Corporate and other expense	(7.0)	(6.0)
Income (Loss) from Continuing Operations Before Income Taxes	11.0	10.0
Income tax benefit (expense)	—	(0.1)
Income (Loss) from Continuing Operations	11.0	9.9
Net Income (Loss)	11.0	9.9
Loss (income) attributable to noncontrolling interest	(0.5)	—
Net Income (Loss) Attributable to A&B Shareholders	$10.5	$9.9

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.14	$0.14
Net income (loss) available to A&B shareholders	$0.14	$0.14
Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.14	$0.14
Net income (loss) available to A&B shareholders	$0.14	$0.14

Weighted-Average Number of Shares Outstanding:
Basic	72.6	72.5
Diluted	72.8	72.6

Amounts Available to A&B Common Shareholders:
Continuing operations available to A&B common shareholders	$10.5	$9.9
Net income (loss) available to A&B common shareholders	$10.5	$9.9

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in millions; unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Real estate investments
Real estate property	$1,590.9	$1,588.2
Accumulated depreciation	(187.8)	(180.5)
Real estate property, net	1,403.1	1,407.7
Real estate developments	61.9	65.0
Investments in real estate joint ventures and partnerships	8.8	8.8
Real estate intangible assets, net	49.4	51.6
Real estate investments, net	1,523.2	1,533.1
Cash and cash equivalents	33.7	70.0
Restricted cash	1.0	1.0
Accounts receivable and retention, net	37.6	28.9
Inventories	26.1	20.3
Other property, net	83.8	83.5
Operating lease right-of-use assets	19.3	20.1
Goodwill	8.7	8.7
Other receivables	13.1	11.6
Prepaid expenses and other assets	108.1	102.6
Total assets	$1,854.6	$1,879.8

LIABILITIES AND EQUITY
Liabilities:
Notes payable and other debt	$522.2	$532.7
Accounts payable	13.2	9.9
Operating lease liabilities	18.9	19.4
Accrued pension and post-retirement benefits	56.1	56.3
Deferred revenue	70.0	68.5
Accrued and other liabilities	96.4	119.5
Redeemable Noncontrolling Interest	7.4	6.9
Equity	1,070.4	1,066.6
Total liabilities and equity	$1,854.6	$1,879.8

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOWS
(amounts in millions; unaudited)

	Three Months Ended March 31,
	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$11.0	$9.9
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	11.3	12.6
Loss (gain) from disposals and asset transactions, net	—	(0.3)
Share-based compensation expense	1.5	1.4
Equity in (income) loss from affiliates, net of operating cash distributions	(1.6)	(2.1)
Settlement charge related to pension plan termination	3.2	—
Changes in operating assets and liabilities:
Trade, contracts retention, and other contract receivables	(6.8)	5.4
Inventories	(5.8)	(8.8)
Prepaid expenses, income tax receivable and other assets	(5.7)	(1.0)
Development/other property inventory	3.1	2.2
Accrued pension and post-retirement benefits	0.8	0.9
Accounts payable	2.5	0.8
Accrued and other liabilities	(6.2)	(0.4)
Net cash provided by (used in) operations	7.3	20.6

Cash Flows from Investing Activities:
Capital expenditures for property, plant and equipment	(3.8)	(5.2)
Proceeds from disposal of assets	—	0.5
Payments for purchases of investments in affiliates and other investments	(0.1)	(0.6)
Distributions of capital and other receipts from investments in affiliates and other investments	—	15.7
Net cash provided by (used in) investing activities	(3.9)	10.4

Cash Flows from Financing Activities:
Payments of notes payable and other debt and deferred financing costs	(10.5)	(37.7)
Borrowings (payments) on line-of-credit agreement, net	—	4.0
Cash dividends paid	(27.0)	(21.8)
Proceeds from issuance (repurchase) of capital stock and other, net	(2.2)	(0.7)
Net cash provided by (used in) financing activities	(39.7)	(56.2)

Cash, Cash Equivalents and Restricted Cash
Net increase (decrease) in cash, cash equivalents and restricted cash	(36.3)	(25.2)
Balance, beginning of period	71.0	57.4
Balance, end of period	$34.7	$32.2

USE OF NON-GAAP FINANCIAL MEASURES
The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. The Company believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income and cash-based expense items that are incurred at the property level. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP); by non-cash expense recognition items (e.g., the impact of depreciation and amortization expense or impairments); or by other expenses or gains or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income). The Company believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the contract-based revenue that is realizable (i.e., assuming collectability is deemed probable) and the direct property-related expenses paid or payable in cash that are incurred in operating the Company's Commercial Real Estate portfolio, as well as trends in occupancy rates, rental rates and operating costs. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year and current reporting period, year-to-date. The Company believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).
Reconciliations of Commercial Real Estate operating profit (loss) to Commercial Real Estate NOI and Same-Store NOI are as follows:

	Three Months Ended March 31,
(amounts in millions; unaudited)	2022	2021	Change[1]
Commercial Real Estate Operating Profit (Loss)	$20.6	$15.4	$5.2
Plus: Depreciation and amortization	9.2	9.5	(0.3)
Less: Straight-line lease adjustments	(1.4)	(0.8)	(0.6)
Less: Favorable/(unfavorable) lease amortization	(0.2)	(0.2)	—
Plus: Other (income)/expense, net	—	(0.1)	0.1
Plus: Selling, general, administrative and other expenses	1.6	1.5	0.1
Commercial Real Estate NOI	29.8	25.3	4.5
Less: NOI from acquisitions, dispositions, and other adjustments	(0.2)	—	(0.2)
Commercial Real Estate Same-Store NOI	$29.6	$25.3	$4.3
[1] Amounts in this table are rounded to the nearest tenth of a million, but percentages were calculated based on thousands. Accordingly, a recalculation of some percentages, if based on the reported data, may be slightly different.

FFO is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. The Company believes that, subject to the following limitations, FFO provides a supplemental measure to net income (calculated in accordance with GAAP) for comparing its performance and operations to those of other REITs. FFO does not represent an alternative to net income calculated in accordance with GAAP. In addition, FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to cash flow from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity. The Company presents different forms of FFO:
•Core FFO represents a non-GAAP measure relevant to the operating performance of the Company's commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items in a manner consistent with FFO (i.e., depreciation and amortization related to real estate included in CRE operating profit)

and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business) or to exclude items that are non-recurring, infrequent, unusual and unrelated to the core business operating performance (i.e., not likely to recur within two years or has not occurred within the prior two years). The Company believes such adjustments facilitate the comparable measurement of the Company's core operating performance over time. The Company believes that Core FFO, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess and compare the operating performance of REITs.

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO. The Company's FFO and Core FFO may not be comparable to FFO non-GAAP measures reported by other REITs. These other REITs may not define the term in accordance with the current Nareit definition or may interpret the current Nareit definition differently.

Reconciliations of net income (loss) available to A&B common shareholders to FFO and Core FFO are as follows:

	Three Months Ended March 31,
(amounts in millions; unaudited)	2022	2021
Net income (loss) available to A&B common shareholders	$10.5	$9.9
Depreciation and amortization of commercial real estate properties	9.2	9.5
Gain on the disposal of commercial real estate properties, net	—	(0.2)
FFO	$19.7	$19.2
Exclude items not related to core business:
Land Operations Operating (Profit) Loss	0.1	(11.4)
Materials & Construction Operating (Profit) Loss	(3.2)	4.0
Income (loss) attributable to noncontrolling interest	0.5	—
Income tax expense (benefit)	—	0.1
Non-core business interest expense	2.8	3.5
CRE and Corporate settlement costs related to pension plan termination	0.9	—
Core FFO	$20.8	$15.4

Reconciliations of Core FFO starting from Commercial Real Estate operating profit (loss) are as follows:

	Three Months Ended March 31,
(amounts in millions; unaudited)	2022	2021
Commercial Real Estate Operating Profit (Loss)	$20.6	$15.4
Depreciation and amortization of commercial real estate properties	9.2	9.5
Corporate and other expense	(7.0)	(6.0)
CRE and Corporate settlement costs related to pension plan termination	0.9	—
Core business interest expense	(2.9)	(3.5)
Core FFO	$20.8	$15.4

The Company may report various forms of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), on a consolidated basis or a segment basis (e.g., “Consolidated EBITDA” or “Materials & Construction EBITDA”), as non-GAAP measures used by the Company in evaluating the Company’s and segments’ operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the Company’s and segments’ ongoing operations.

Consolidated EBITDA is calculated by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes and depreciation and amortization. Materials & Construction EBITDA is calculated by adjusting Materials & Construction operating profit (which excludes interest expense and income taxes) to add back depreciation and amortization recorded at the M&C segment.

The Company also adjusts Consolidated EBITDA or Materials & Construction EBITDA (to arrive at “Consolidated Adjusted EBITDA” or “M&C Adjusted EBITDA”) for items identified as non-recurring, infrequent or unusual that are not expected to recur in the Company’s core business or segment’s normal operations. In addition to the aforementioned adjustments, the Company further adjusts Materials & Construction EBITDA to exclude income attributable to noncontrolling interests as presented in its consolidated statements of operations.

As illustrative examples, the Company identified non-cash long-lived asset impairments recorded in different businesses within the M&C segment as non-recurring, infrequent or unusual items that are not expected to recur in the segment’s normal operations. By excluding these items from Materials & Construction EBITDA to arrive at M&C Adjusted EBITDA, the Company believes it provides meaningful supplemental information about its core operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliations of the Company's consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA are as follows:

	TTM March 31,
(amounts in millions, unaudited)	2022	2021
Net Income (Loss)	$36.9	$9.5
Adjustments:
Depreciation and amortization	49.1	52.3
Interest expense	25.0	29.5
Income tax expense (benefit)	(0.1)	(0.3)
Consolidated EBITDA	$110.9	$91.0
Equity method investment impairment related to the Materials & Construction Segment	2.9	—
Asset impairments related to the Materials & Construction Segment	26.1	5.6
Settlement costs related to pension plan termination	3.2	—
Consolidated Adjusted EBITDA	$143.1	$96.6

Reconciliations of Materials & Construction operating profit (loss) to Materials & Construction EBITDA and Materials & Construction Adjusted EBITDA are as follows:

	Three Months Ended March 31,
(amounts in millions; unaudited)	2022	2021
Materials & Construction Operating Profit (Loss)	$3.2	$(4.0)
Materials & Construction depreciation and amortization	1.4	2.6
Materials & Construction EBITDA	4.6	(1.4)
Loss (income) attributable to noncontrolling interest	(0.5)	—
Materials & Construction Adjusted EBITDA[1]	$4.1	$(1.4)

[1] See above for a discussion of management's use of non-GAAP financial measures and reconciliations from GAAP to non-GAAP measures.

FORWARD-LOOKING STATEMENTS

Statements in this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions, as well as the rapidly changing challenges with, and the Company's plans and responses to, the coronavirus pandemic ("COVID-19") and related economic disruptions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, risks associated with COVID-19 and its impact on the Company's businesses, results of operations, liquidity and financial condition, the evaluation of alternatives by the Company related to its materials and construction business, and the risk factors discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. The information in this release should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.